UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2011
Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16337	76-0476605

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Three Allen Center, 333 Clay Street, Suite 4620
Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 652-0582
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective July 13, 2011, The MAC Services Group Pty Limited (the “Australian Borrower”), a wholly owned subsidiary of Oil States International, Inc. (“Oil States”), entered into A$150 million revolving loan facility governed by a Facility Agreement (the “Facility Agreement”), between the Australian Borrower and National Australia Bank Limited. The Facility Agreement replaces the Australian Borrower’s existing A$75 million revolving loan facility on substantially the same terms, including the maturity date of the Facility Agreement of November 30, 2013.
     Under the terms of the Facility Agreement, loans bear interest for a particular interest period at a rate per annum equal to the sum of the average interest rate paid by banks for loans of the equivalent period and an applicable margin ranging from 2.10% to 2.60% based upon the Australian Borrower’s leverage ratio.
     The Facility Agreement contains representations, warranties and covenants that are customary for similar credit arrangements, including, among other things, covenants relating to: (i) financial reporting and notification, (ii) payment of obligations, and (iii) notification of certain events.
     Financial covenants in the Facility Agreement also require the Australian Borrower not to permit:
•	the Interest Cover Ratio (the ratio of EBITDA to Gross Interest) to be less than 4.0 to 1.0; and
•	the Leverage Ratio (the ratio of Gross Debt to EBITDA) to be greater than 3.0 to 1.0.
     The Facility Agreement contains various customary restrictive covenants, subject to certain exceptions, that prohibit the Australian Borrower and its subsidiaries from, among other things, incurring additional indebtedness or guarantees, creating liens or other encumbrances on property, entering into a merger or similar transaction, selling or transferring certain property, making certain restricted payments and entering into transactions with affiliates.
     The failure to comply with the foregoing covenants will constitute an event of default (subject, in the case of certain covenants, to applicable notice and/or cure periods) under the Facility Agreement. Other events of default under the Facility Agreement include, among other things, (i) the failure to timely pay principal or interest, (ii) the inaccuracy of representations or warranties in any material respect and (iii) the occurrence of certain bankruptcy or insolvency events. The occurrence and continuance of an event of default could result in, among other things, termination of the lender’s commitment and acceleration of all amounts outstanding. The Australian Borrower’s obligations under the Facility Agreement are guaranteed by certain of the Australian Borrower’s subsidiaries as well as Oil States. In addition, the Australian Borrower’s obligations under the Facility Agreement, subject to certain exceptions, are secured on a first-priority basis by liens on substantially all of the material personal property of the Australian Borrower and the Australian Borrower’s subsidiaries.
     The foregoing description of the Facility Agreement is qualified in its entirety by reference to the full text of the Facility Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit
10.1	Facility Agreement, dated July 13, 2011, between The MAC Services Group Pty Limited and National Australia Bank Limited.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson,
Senior Vice President, Chief Financial Officer and Treasurer
Dated: July 15, 2011

EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
10.1	Facility Agreement, dated July 13, 2011, between The MAC Services Group Pty Limited and National Australia Bank Limited.